Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
FormFactor, Inc.:
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 13, 2013 relating to the financial statements which appears in FormFactor, Inc.'s Annual Report on Form 10-K for the year ended December 28, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California
September 15, 2014